CounterPath Reports First Quarter
Fiscal 2017 Financial Results

Year over-Year Revenue Growth While Company Readies for Bria X Launch

VANCOUVER, BC, Canada — September 14, 2016 — CounterPath Corporation (“CounterPath” or the “Company”) (NASDAQ: CPAH) (TSX: CCV), a global provider of award-winning over-the-top (OTT) Unified Communications solutions for enterprises and carriers, today announced the financial and operating results for its first quarter ended July 31, 2016 of fiscal year 2017.

First Quarter Financial Highlights (unaudited)

  Growth in revenue of 28% with quarterly revenue of $3.0 million compared to revenue of $2.4 million for the first quarter of fiscal 2016.

  Growth in subscription, support and maintenance revenue (revenue of a recurring nature) of 14% for the quarter compared to first quarter of fiscal 2016.

  Gross margin of 84% compared to 80% for the first quarter of fiscal 2016.

  Non-GAAP loss from operations of $0.3 million compared to non-GAAP loss from operations of $1.2 million for the first quarter of fiscal 2016.

  Net loss of $0.4 million, or $0.08 per share, compared to a net loss of $1.1 million, or $0.26 per share, for the first quarter of fiscal 2016.

  Non-GAAP net loss of $0.0 million, or $0.01 per share, compared to non-GAAP net loss of $0.7 million, or $0.17 per share, for the first quarter of fiscal 2016.

  Cash of $2.2 million as of July 31, 2016 compared to cash of $2.2 million as of April 30, 2016.

Management Commentary

“During the last quarter, the Company recorded year-over-year growth in revenue of 28% while reducing costs and managing cash” said Donovan Jones, President and Chief Executive Officer. “We are pleased with the progress we continue to make on growing our recurring revenue with the recent launch of Bria for Salesforce and the Beta of Bria X, for which we expect the full launch to be in the current quarter. Bria X is a Software-as-a Service (SaaS) solution that enables enterprises to communicate and collaborate better in a global, secure and productive environment. This subscription based offering is targeted towards new users of the SMB market as well as our extensive existing user base of X-lite and Bria. Bria X offers greater value as we have new services attached to Bria X including secure corporate instant messaging, screen sharing and message synchronization, all hosted by CounterPath from the cloud,” continued Jones.

CounterPath Reports First Quarter Fiscal 2017 Financial Results

Recent Business Highlights

  Showcased the Company’s Bria and Stretto suite at the Aspect Customer Experience (ACE) 2016 conference in Las Vegas, NV, demonstrating key partner integrations, such as CRM.

  Announced that a current customer who has generated over $1.1 million in revenue for the Company, and a leading cloud contact center solutions provider, has standardized on its customized version of CounterPath’s Bria desktop softphone.

  Announced its new Bria for Salesforce application is now available through the Salesforce AppExchange, empowering Salesforce users to connect with customers, partners and employees.

Financial Overview

(All amounts in U.S. dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) unless otherwise specified - unaudited. Per share figures reflect the impact of a one-for-ten reverse stock split effected at the opening of trading on November 2, 2015 which has been retroactively applied to the figures in this new release and the consolidated financial statements.)

Revenue was $3.0 million for the quarter ended July 31, 2016 compared to $2.4 million for the same quarter last fiscal year. Software revenue was $1.7 million compared to $1.2 million for the same quarter last fiscal year, subscription, support and maintenance revenue was $1.0 million compared to $0.8 million for the same quarter last fiscal year, and professional services and other revenue was $0.4 million compared to $0.3 million for the same quarter last fiscal year.

Operating expenses for the quarter ended July 31, 2016 were $3.6 million compared to $3.9 million for the same quarter last fiscal year. Approximately $0.1 million of the $0.3 million decline in operating expenses was related to a weakening Canadian dollar relative to the U.S. dollar as a significant percentage of the Company’s operating costs are based in Canadian dollars. Operating expenses for the quarter ended July 31, 2016 included a non-cash stock-based compensation expense of $0.3 million (2016 - $0.4 million). Sales and marketing expenses were $1.0 million for the quarter ended July 31, 2016 compared to $1.2 million for the same quarter last fiscal year. For the quarter ended July 31, 2016, research and development expenses were $1.2 million and general and administrative expenses were $1.0 million compared to $1.3 million and $0.9 million, respectively, for last fiscal year.

Foreign exchange gain for the quarter ended July 31, 2016 was $0.2 million compared to $0.5 million for the same quarter last fiscal year. The foreign exchange gain represents the gain on account of translation of the intercompany accounts of CounterPath’s subsidiary which are maintained in Canadian dollars and transactional gains and losses resulting from transactions denominated in currencies other than U.S. dollars.

The net loss for the quarter ended July 31, 2016 was $0.4 million, or ($0.08) per share, compared to a net loss of $1.1 million, or ($0.26) per share, for the same quarter last fiscal year. As of July 31, 2016, the Company had $2.2 million in cash, compared to $2.2 million at April 30, 2016.

CounterPath Reports First Quarter Fiscal 2017 Financial Results

Forward-Looking Statements

This news release contains "forward-looking statements". Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, outlook, expectations or intentions regarding the future including (1) the Company’s expectation of the full launch of Bria X to be in the current quarter. It is important to note that actual outcomes and the Company’s actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (1) the variability in CounterPath’s sales from reporting period to reporting period due to extended sales cycles as a result of selling CounterPath’s products through channel partners or the length of time of deployment of CounterPath’s products by its customers, (2) the Company’s ability to manage its operating expenses, which may adversely affect its financial condition, (3) the Company’s ability to remain competitive as other better financed competitors develop and release competitive products, (4) a decline in the Company’s stock price or insufficient investor interest in the Company’s securities which may impact the Company’s ability to raise additional financing as required or be delisted from a stock exchange on which its common stock trades, (5) the impact of intellectual property litigation that could materially and adversely affect CounterPath’s business, (6) the success by the Company of the sales of its current and new products, (7) the impact of technology changes on the Company’s products and industry, (8) the failure to develop new and innovative products using the Company’s technologies, and (9) the potential dilution to shareholders or overhang on the Company’s share price of its outstanding stock options. Readers should also refer to the risk disclosures outlined in the Company’s quarterly reports on Form 10-Q, or in the annual reports on Form 10-K, and the Company’s other disclosure documents filed from time-to-time with the Securities and Exchange Commission at http://www.sec.gov and the Company’s interim and annual filings and other disclosure documents filed from time-to-time on SEDAR at www.sedar.com.

About CounterPath
CounterPath Unified Communications solutions are changing the face of telecommunications. An industry and user favorite, Bria softphones for desktop, tablet and mobile devices, together with Stretto Platform™ server solutions, enable operators, OEMs and enterprises large and small around the globe to offer a seamless and unified over-the-top (OTT) communications experience across both fixed and mobile networks. The Bria and Stretto combination enables an improved user experience as an overlay to the most popular UC and IMS telephony and applications servers on the market today. Standards-based, cost-effective and reliable, CounterPath award-winning solutions power the voice and video calling, messaging, and presence offerings of customers such as AT&T, Avaya, BroadSoft, BT, Cisco Systems, GENBAND, Metaswitch Networks, Mitel, NEC, Network Norway, Nokia, Rogers and Verizon. Visit www.counterpath.com.

Contacts:

David Karp
Chief Financial Officer, CounterPath
dkarp@counterpath.com
(604) 628-9364

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(TABLES TO FOLLOW)

CounterPath Reports First Quarter Fiscal 2017 Financial Results

COUNTERPATH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Stated in U.S. Dollars)

	July 31,	April 30,
	2016	2016
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$2,160,330	$2,159,738
Accounts receivable (net of allowance for doubtful accounts of $668,977
and $547,173, respectively)	3,191,848	3,209,279
Prepaid expenses and deposits	151,075	184,644
Total current assets	5,503,253	5,553,661

Deposits	95,080	93,868
Equipment	163,286	142,563
Goodwill	6,741,402	7,001,228
Other assets	176,938	174,811
Total Assets	$12,679,959	$12,966,131

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$2,007,915	$1,943,108
Accrued warranty	65,981	61,356
Customer deposits	6,357	2,384
Unearned revenue	1,987,491	1,808,857
Total current liabilities	4,067,744	3,815,705

Deferred lease inducements	31,573	35,379
Unrecognized tax benefit	10,563	10,563
Total liabilities	4,109,880	3,861,647

Stockholders’ equity:
Preferred stock, $0.001 par value Authorized: 100,000,000 Issued and outstanding: July 31, 2016 – nil; April 30, 2016 – nil	–	–
Common stock, $0.001 par value Authorized: 10,000,000 Issued and outstanding: July 31, 2016 – 4,555,048; April 30, 2016 – 4,542,348	4,555	4,542
Treasury stock	–	–
Additional paid-in capital	70,389,927	70,065,082
Accumulated deficit	(58,386,411)	(58,022,500)
Accumulated other comprehensive loss – currency translation adjustment	(3,437,992)	(2,942,640)
Total stockholders’ equity	8,570,079	9,104,484
Liabilities and Stockholders’ Equity	$12,679,959	$12,966,131

CounterPath Reports First Quarter Fiscal 2017 Financial Results

COUNTERPATH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Stated in U.S. Dollars)
(Unaudited)

	Three Months Ended
	July 31,
	2016	2015
Revenue:
Software	$1,656,003	$1,200,849
Subscription, support and maintenance	955,296	838,138
Professional services and other	414,695	318,259
Total revenue	3,025,994	2,357,246
Operating expenses:
Cost of sales (includes depreciation of $1,806 (2015 – $1,806))	497,116	481,932
Sales and marketing	961,869	1,187,033
Research and development	1,158,661	1,284,190
General and administrative	981,471	940,628
Total operating expenses	3,599,117	3,893,783
Loss from operations	(573,123)	(1,536,537)
Interest and other income (expense), net:
Interest and other income	13	1,302
Interest expense	–	(1,631)
Fair value adjustment on derivative instruments	–	(39,615)
Foreign exchange gain	209,199	465,376
Net loss for the period	$(363,911)	$(1,111,105)

Net loss per share: Basic and diluted	$(0.08)	$(0.26)

Weighted average common shares outstanding: Basic and diluted	4,550,516	4,236,692

CounterPath Reports First Quarter Fiscal 2017 Financial Results

Non-GAAP Financial Measures
This news release contains “non-GAAP financial measures”. The non-GAAP financial measures in this news release consist of non-GAAP income (loss) from operations which excludes non-cash stock-based compensation relative to gross profit and income (loss) from operations calculated in accordance with GAAP. The non-GAAP financial measures also include non-GAAP net income (loss) which excludes non-cash stock-based compensation and fair value adjustment on derivative instruments charges relative to income (loss) calculated in accordance with GAAP. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. CounterPath utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. CounterPath believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors' understanding of CounterPath’s core operating results and trends.

Reconciliation to GAAP
(Unaudited)

	Three Months Ended
	July 31,
	2016	2015
Non-GAAP income (loss) from operations:

GAAP income (loss) from operations	$(573,123)	$(1,536,537)
Plus:
Stock-based compensation	314,223	361,522
Non-GAAP income (loss) from operations	$(258,900)	$(1,175,015)

	Three Months Ended
	July 31,
	2016	2015
Non-GAAP net income (loss):

GAAP net income (loss)	$(363,911)	$(1,111,105)
Plus:
Stock-based compensation	314,223	361,522
Fair value adjustment on derivative instruments	–	39,615
Non-GAAP net income (loss)	$(49,688)	$(709,968)

GAAP net income (loss) per share: Basic and diluted	$(0.08)	$(0.26)

Non-GAAP net income (loss) per share: Basic and diluted	$(0.01)	$(0.17)